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                                                                    Exhibit 23.2

                                                                 Arthur Andersen

                                                    Arthur Andersen & Associates

                         CONSENT OF INDEPENDENT AUDITORS

As independent auditors, we hereby consent to the use of our report dated January 25, 2002 in respect of the consolidated financial statements of iDLX Holdings NV for year ended December 31, 2001 in the Form 8-K of eFunds Corporation included in Registration Statement File No. 000-30791, and its incorporation by reference into Registration Nos. 333-51568, 333-51564, 333-51536 and 333-44830 filed on Form S-8.

/s/  Arthur Anderson & Associates
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Chennai, India
February 28, 2002